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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) July 25, 1997
                                                      --------------------------

                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
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           (Exact name of registrant as specified in its charter)



DELAWARE                                 333-9371                 38-3304095
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(State or other jurisdiction        (Commission File No.)    (IRS Employer
of incorporation)                                            Identification No.)


24 FRANK LLOYD WRIGHT DR. , P.O. BOX 544, ANN ARBOR, MI  48106
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          (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code: (313) 994-5505 (800)522-7832
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                               Not Applicable
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        (Former name or former address, if changed since last report)



















    This document contains 5 pages.  There are no exhibits attached hereto.




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Item 2. Acquisition of Assets

     Capitalized terms not otherwise defined herein shall have the same meaning as in the prospectus of Captec Franchise Capital Partners L.P. IV (the "Partnership") dated December 23, 1997, as supplemented to date (the "Prospectus").

     On July 25, 1997 Partnership acquired the land and 6,257 square foot building comprising a Carino's Italian Kitchen restaurant located at 675 Sunland Park Drive, El Paso, Texas. (the "Carino's Property"). The Carino's Property was constructed for its present use in 1995 and was fully operational at the time of the purchase. The Carino's Property was purchased from, and leased back to Kona Restaurant Group, Inc., a Delaware corporation ("Kona Group"). Kona Group operates casual dining restaurants under the primary trade name of Carino's Italian Kitchen and Kona Ranch Steak House. The headquarter offices of Kona Group are located at 12200 Stemmons Freeway, Suite 220,
Dallas, Texas. The Partnership purchased a fee simple interest in the Carino's Property for a purchase price of $1,600,000 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of Kona Group and demographic data for the area in which the Carino's Property is located. The purchase price for the Carino's Property is supported by an independent MAI appraisal. The Partnership purchased the Carino's Property with cash from offering proceeds. It is anticipated that the Carino's Property will be leveraged as provided for in the Prospectus, however, the Partnership presently does not have a financing commitment.

     Kona Group and the Partnership have entered into a lease (the "Carino's Lease"), which is an absolute net lease, whereby Kona Group is responsible for all expenses related to the Carino's Property including real estate taxes, insurance, maintenance and repair costs. The Carino's Lease term expires on July 31, 2014 with one renewal option of six years and one renewal option of seven years. The initial annual rent is equal to eleven percent (11%) of the purchase price and will be payable in monthly installments on the first day of each month. Thus, based on the purchase price of $1,600,000 the rent in the first year of the Carino's Lease is $176,000 per year, or $14,667 per month. The annual rent shall be increased by five percent (5%) on the August 1, 2000 and every three years thereafter.

     Kona Group shall have an option to purchase the Carino's Property during the sixty-first (61st) full month of the Carino's Lease. In the event that Kona Group elects to exercise the option to purchase in the sixty-first full month of the Carino's Lease, the option price shall be One Million Nine Hundred Forty Thousand Four Hundred Dollars ($1,940,400).

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the Carino's Property is located and reviewed the appraisal of the Carino's Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners are unaware of any unfavorable competitive conditions regarding the Carino's Property. The General Partners believe that the amount of insurance carried by Kona Group is adequate.

     The current annual rent per square foot for the Carino's Property is $28.13 per square foot. The depreciable basis of the Carino's Property for federal tax purposes is $500,000 and it will be depreciated using the straight line method over 39 years, a rate of $12,821 per year.

     An affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $64,000 and expects to receive an additional fee of $16,000 from

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the Partnership after leveraging the Property, as provided for in the
Prospectus. These fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Carino's Property, as provided for in the Partnership Agreement. In addition, Kona Group has paid to the same affiliate a commitment fee equal to $16,000 as provided for in the Partnership Agreement. The Tenant also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Carino's Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Carino's Property by Kona Group; (ii) the failure by Kona Group to make any payment due under the Carino's Lease; (iii) the failure by Kona Group to observe or perform any of the covenants, conditions, or provisions of the Carino's Lease; and (iv) the making by Kona Group of any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Kona Group, the Carino's Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Carino's Lease and take possession of the Carino's Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may maintain Kona Group's right to possession of the Carino's Property, in which case the Carino's Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.



Item 7. Financial Statements and Exhibits

     (b)  Pro forma financial information.

                FORCASTED STATEMENT OF TAXABLE OPERATING RESULTS
                FOR THE TWELVE MONTH PERIOD ENDING JULY 31, 1998
                                  (unaudited)


                                                  12 Months
                                                  ---------
Revenue:
      Base rent                                    $176,000

Expenses:
      Asset management fee                            1,760
                                                   --------

Operating Cash Flow                                 174,240

Less:
      Depreciation                                   12,821
                                                   --------

Net taxable operating Income                       $161,419
                                                   ========


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           NOTES TO FORECASTED STATEMENT OF TAXABLE OPERATING RESULTS
                FOR THE TWELVE MONTH PERIOD ENDING JULY 31, 1998


1.   Rental Revenue

     Projected revenue is based upon monthly rent of $14,667 as stated in the Carino's Lease.

2.   Operating Expense

     The Carino's Property will be leased under an absolute net lease whereby Kona Group is obligated to pay all expenses related to the Carino's Property including taxes, insurance, maintenance and repair costs. The Partnership will not be responsible for operating expenses attendant to the ownership of the Carino's Property, except for asset management fees.

3.   Asset Management Fee Expense

     An asset management fee is payable to an affiliate of the Managing General Partner in an amount equal to 1% of rental revenue. Payment of such fee is subordinated to receipt by the Limited Partners of their 10% Current Preferred Return.

4.   Depreciation

     The Carino's Property will be depreciated using the straight line method over 39 years. The depreciable basis of the Carino's Property for federal tax purposed is $500,000.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                 By:  Captec Franchise Capital Corporation IV
                                      Managing General Partner of
                                      Captec Franchise Capital Partners L.P. IV


                                 By:  /s/ W. Ross Martin
                                      ---------------------------------------
                                      W. Ross Martin
                                      Chief Financial Officer and Sr. Vice
                                      President,
                                      a duly authorized officer

                                Date: August 4, 1997


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